Exhibit 99.1

               T-3 Energy Services, Inc. Announces the
                  Divestiture of Certain Net Assets

    HOUSTON--(BUSINESS WIRE)--Aug. 13, 2004--T-3 Energy Services, Inc. (Nasdaq:TTES) announced today that it completed the divestiture of certain net assets of its former Products Group reporting segment, namely, the remaining assets of Moores Pump & Services, Inc. Moores Pump & Services, Inc. is a pump distribution and remanufacturing business.
    Gus Halas, Chairman, President and CEO, commented, "With the divestiture of our remaining non core businesses, Moores Pump & Services, Inc., T-3 has completed a significant phase of its strategy to build stockholder value. We are now positioned to concentrate fully on diversifying our core revenue base and expanding our products and services beyond the Gulf of Mexico market. Finally, I wish to thank these employees for their service and dedication to T-3 and wish them the very best for the future."
    T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the upstream oil and gas industry, petrochemical and refinery plants, shipyards and offshore fabrication companies.
    Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by T-3 Energy Services with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward looking statements.


    CONTACT: T-3 Energy Services, Inc.
             Michael T. Mino, 713-996-4110
             mmino@t3es.com